UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2023

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 3, 2023, NeuBase Therapeutics, Inc. (the “Company”) announced its intention to explore strategic alternatives, as described further under Item 7.01 of this Current Report on Form 8-K. In connection therewith, following a comprehensive review of the Company’s business, on July 28, 2023, the Company’s Board of Directors (the “Board”) approved a plan to halt further development of its programs and to conduct a comprehensive exploration of strategic alternatives focused on maximizing shareholder value. The decision was not related to any safety or medical issues or negative regulatory feedback related to the Company’s programs. The Board also approved a reduction in workforce, designed to reduce costs and reallocate resources while maintaining the personnel needed to focus on activities relating to halting further development of the Company’s programs and the pursuit of strategic alternatives (the “Restructuring”). The Company informed employees affected by the Restructuring on August 2, 2023, resulting in a reduction of the Company’s workforce by approximately 83% across different areas and functions. The Company expects to provide severance payments, adjustments to equity compensation grants and continuation of group health insurance coverage for a specified period to the affected employees. The Company estimates that it will incur approximately $400,000 of costs in connection with the reduction in workforce related to severance pay and other related termination benefits. The costs related to the Restructuring are subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Restructuring.

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “continue,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “strives,” “should,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the Company’s comprehensive review of its business, its exploration of strategic alternatives focused on maximizing shareholder value, its plan to halt further development of its programs, and costs expected to be incurred in connection with the Restructuring. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements are based on the Company’s current expectations, estimates and projections only as of the date of this report on Form 8-K and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company may incur other costs or costs greater than previously anticipated in connection with the Restructuring or that the Restructuring may not occur in the expected time frame. In addition, the Company’s business is subject to numerous additional risks and uncertainties. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our subsequent periodic reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Item 7.01 Regulation FD Disclosure.

On August 3, 2023, the Company issued a press release titled “NeuBase to Explore Strategic Alternatives.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: August 3, 2023	By:	/s/ Todd P. Branning
Todd P. Branning
Chief Financial Officer (Principal Financial and Accounting Officer)